WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


                                               EXHIBIT 27.1


                     Financial Data Schedule
                 For Period Ended March 31, 1997

        GULFSTREAM AEROSPACE CORPORATION AND SUBSIDIARIES
                           (Unaudited)
               (In millions, except per share data)

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM FINANCIAL STATEMENTS FOR THE PERIOD ENDED MARCH 31, 1997 AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.

<ARTICLE> 5

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1997
<CASH>                                             201
<SECURITIES>                                         0
<RECEIVABLES>                                      125*
<ALLOWANCES>                                         0*
<INVENTORY>                                        630
<CURRENT-ASSETS>                                   964
<PP&E>                                             124**
<DEPRECIATION>                                       0**
<TOTAL-ASSETS>                                   1,238
<CURRENT-LIABILITIES>                              797
<BONDS>                                            400
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1
<OTHER-SE>                                       (149)
<TOTAL-LIABILITY-AND-EQUITY>                     1,238
<SALES>                                            376
<TOTAL-REVENUES>                                   379
<CGS>                                              305
<TOTAL-COSTS>                                      329
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   5
<INCOME-PRETAX>                                     42
<INCOME-TAX>                                         2
<INCOME-CONTINUING>                                 40
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                        40
<EPS-PRIMARY>                                      .51
<EPS-DILUTED>                                      .51



Amounts inapplicable or not disclosed as a separate line on the Statement of Financial Position or Results of Operations are reported as 0 herein.

* Notes and accounts receivable - trade are reported net of allowances for doubtful accounts in the Consolidated Balance
Sheet.

** Property, plant and equipment are reported net of accumulated depreciation in the Consolidated Balance Sheet.
